Exhibit 10.1

SECOND AMENDMENT TO COAL SALES AGREEMENT

THIS SECOND AMENDMENT (this "Second Amendment") **TO COAL SALES AGREEMENT** (the "Agreement"), is made as of August 5, 2022, between **THE FALKIRK MINING COMPANY**, an Ohio corporation qualified to do business in North Dakota ("Falkirk"), and **RAINBOW ENERGY CENTER, LLC**, a North Dakota limited liability company ("Rainbow"), and is effective as of May 1, 2022. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement.

RECITALS

A. Rainbow and Falkirk are parties to the Agreement dated as of June 30, 2021.

B. Paragraph 5 of the Guaranty attached to the Agreement provides, in part, that "Within ninety (90) days after the end of each calendar year, Guarantor shall deliver financial statements audited by Deloitte Touche Tohmatsu Limited or another independent audit firm reasonably acceptable to Falkirk demonstrating Guarantor's Net Tangible Asset Value as of the end of such calendar year (including reasonably detailed calculations)." Paragraph 5 of the Guaranty further provides, in part, that "Within forty-five (45) days after the end of each calendar quarter, other than the last calendar quarter, Guarantor shall deliver unaudited financial statements certified, pursuant to a compliance certificate reasonably acceptable to Falkirk, by a financial officer of Guarantor demonstrating Guarantor's Net Tangible Asset Value as of the end of such calendar quarter (including reasonably detailed calculations)."

C. Rainbow and Falkirk desire to replace the ninety (90) days and forty-five (45) days required by Paragraph 5 of the Guaranty with one-hundred twenty (120) days and sixty (60) days, respectively.

AGREEMENT

1. Paragraph 5 of the Guaranty attached to the Agreement is hereby amended by deleting "ninety (90) days" and replacing it with "one-hundred twenty (120) days".

2. Paragraph 5 of the Guaranty attached to the Agreement is hereby amended by deleting "forty-five (45) days" and replacing it with "sixty (60) days".

3. The Agreement remains in full force and effect, as amended by this Amendment.

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IN WITNESS WHEREOF, the Parties, with the intent to be bound, have executed this Amendment as of the effective date above written.

THE FALKIRK MINING COMPANY

By: ______________________
Carroll L. Dewing
Vice President

RAINBOW ENERGY CENTER, LLC

By: ______________________
Jeffrey Jonson
Executive Vice President